Exhibit 99.1

Overseas Shipholding Group, Inc.

OVERSEAS SHIPHOLDING GROUP REPORTS SECOND QUARTER 2016 RESULTS

New York, NY – August 9, 2016 – Overseas Shipholding Group, Inc. (OSG) (NYSE: OSG), a provider of oceangoing energy transportation services, today reported results for the quarter ended June 30, 2016.

Highlights

•	Time charter equivalent (TCE) revenues(A) for the second quarter of 2016 were $215.7 million, down 8% compared with the same period in 2015.

•	Net income for the second quarter was $29.9 million, or $0.31 per diluted share, compared with $58.4 million, or $0.60 per diluted share, in the second quarter of 2015.

•	Adjusted EBITDA(B) was $110.1 million, down 15% from $130.2 million in the same period in 2015.

•	Total cash(C) was $461.4 million as of June 30, 2016, growing $44.8 million from the prior quarter.

•	Accelerated the payment of $40.0 million in principal amount of domestic subsidiary term loan, including $20.0 million in July 2016.

•	Repurchased and retired $19 million of Class A common stock and warrants at an average share equivalent price of $11.59, in the second quarter of 2016.

•	On June 28, 2016, rejoined the New York Stock Exchange “Big Board”.

“I am pleased to report strong second quarter and first half results,” said Captain Ian T. Blackley, OSG’s president and CEO. “In our international business, spot rates have softened this summer, as global inventories have climbed, but we believe the fundamentals remain positive. In our domestic business, we face the challenges of a decline in U.S crude production, high inventory levels and the delivery of newbuild tonnage, but the sustained lower oil price environment is also driving record U.S. gasoline consumption.”

“We continue to make good progress towards separating our international and domestic businesses. By creating two independent public companies, with an increased ability to focus on their own business, we believe each will be better positioned to enhance shareholder value. At the same time, the cash generated by our 79 vessel fleet gives us flexibility to further strengthen our balance sheet and consider additional opportunities to create value for our shareholders” concluded Capt. Blackley.

Second Quarter 2016 Results

TCE revenues for the second quarter of 2016 were $215.7 million, a decrease of $19.5 million compared with the second quarter of 2015, primarily driven by lower daily rates earned by the International Flag fleet. TCE revenues for the first half of 2016 were $452.6 million, a decrease of $4.2 million compared with the first half of 2015.

Operating income for the second quarter of 2016 was $67.1 million, a decrease of $25.2 million compared with the second quarter of 2015, primarily driven by the decline in TCE revenues and an increase in depreciation and amortization expenses. Operating income for the first half of 2016 was $153.3 million, a decrease of $16.6 million compared with the first half of 2015.

A, B, CReconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

Overseas Shipholding Group, Inc.

Net income for the second quarter of 2016 was $29.9 million, or $0.31 per diluted share, compared with $58.4 million, or $0.60 per diluted share, in the second quarter of 2015. The decrease reflects the impact of lower TCE revenues, increases in depreciation and amortization expenses, and a higher non-cash deferred tax provision, partially offset by lower interest expense. Net income for the first half of 2016 was $80.6 million, or $0.84 per diluted share, compared with $101.3 million, or $1.05 per diluted share, in the first half of 2015.

Adjusted EBITDA was $110.1 million for the quarter, a decrease of $20.1 million compared with the second quarter of 2015, driven by lower daily rates earned by the International Flag fleet. Adjusted EBITDA was $239.6 million for the first half of 2016, a decrease of $4.3 million compared with the first half of 2015.

International Crude Tankers

TCE revenues for the International Crude Tankers segment were $66.5 million for the quarter, down 14% compared with the second quarter of 2015. This decrease resulted from a softening in daily spot rates across all vessel classes in the segment, with the VLCC spot rate declining to $47,000 per day in the second quarter, down 7% from the same period in 2015. The Aframax spot rate was $23,500 per day, down a third from the second quarter of 2015; and the Panamax blended rate was $20,500 per day, comparable to same period in 2015. TCE revenues for the International Crude Tankers segment were $153.9 million for the first half of 2016, an increase of $10.1 million compared with the first half of 2015.

International Product Carriers

TCE revenues for the International Product Carriers segment were $34.4 million for the quarter, down 19% compared with the second quarter of 2015. This decrease was primarily due to lower average daily blended rates earned by the MR fleet. Also contributing was a 109-day decrease in revenue days resulting primarily from the sale of an older vessel in July 2015. These decreases were partially offset by the LR1 blended rate increasing to approximately $21,300 in the second quarter, up 10% from the comparable 2015 period. TCE revenues for the International Product Carriers segment were $71.8 million for the first half of 2016, a decrease of $14.1 million compared with the first half of 2015.

U.S. Flag

TCE revenues for the U.S. Flag segment were $114.7 million for the quarter, down 1% compared with the second quarter of 2015, primarily due to a decline in Jones Act spot market revenue related to incremental coastwise voyage opportunities that were available to the ATBs principally employed in Delaware Bay lightering in the second quarter 2015, but not in the second quarter 2016. This decrease was largely offset by Delaware Bay lightering volumes more than doubling to 180,000 barrels per day during the quarter from the comparable 2015 period, as the pricing spread between Brent and West Texas Intermediate narrowed making it more attractive for U.S. Northeast refineries to import crude oil, as well as a 76-day increase in revenue days resulting from fewer drydock and repair days. TCE revenues for the U.S. Flag segment were $227.0 million for the first half of 2016, essentially the same as the first half of 2015.

Conference Call

The Company will host a conference call to discuss its second quarter 2016 results at 9:00 a.m. ET on Tuesday, August 9, 2016.

To access the call, participants should dial (866) 490-3149 for domestic callers and (707) 294-1567 for international callers. Please dial in ten minutes prior to the start of the call and enter Conference ID 56297147.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/

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Overseas Shipholding Group, Inc.

An audio replay of the conference call will be available starting at 12:00 p.m. ET on Tuesday, August 9, 2016 through 11:59 p.m. ET on Tuesday, August 16, 2016 by dialing (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, and entering Conference ID 56297147.

About OSG

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. and International Flag markets. OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in New York City, NY. More information is available at www.osg.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s plans to issue dividends and make payments to securityholders, its prospects, including statements regarding trends in the tanker and articulated tug/barge markets, and possibilities of spin-offs or certain strategic alliances and investments. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Company’s Annual Report for 2015 on Form 10-K under the caption “Risk Factors” and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

Brian Tanner, Overseas Shipholding Group, Inc.

(212) 578-1645

btanner@osg.com

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Overseas Shipholding Group, Inc.

Consolidated Statements of Operations

($ in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Shipping Revenues:
Pool revenues	$66,705	$90,591	$157,234	$169,360
Time and bareboat charter revenues	126,073	109,754	246,446	217,696
Voyage charter revenues	28,668	45,142	61,522	91,973
Total Shipping Revenues	221,446	245,487	465,202	479,029
Operating Expenses:
Voyage expenses	5,751	10,284	12,585	22,184
Vessel expenses	69,010	68,279	140,052	137,518
Charter hire expenses	31,479	31,127	62,536	63,025
Depreciation and amortization	42,592	37,869	85,675	74,988
General and administrative	17,367	17,471	34,716	36,753
Technical management transition costs	-	-	-	40
Severance and relocation costs	-	-	-	5
(Gain)/loss on disposal of vessels and other property	112	-	(45)	(1,073)
Total Operating Expenses	166,311	165,030	335,519	333,440
Income from vessel operations	55,135	80,457	129,683	145,589
Equity in income of affiliated companies	11,985	11,830	23,590	24,242
Operating income	67,120	92,287	153,273	169,831
Other income/(expense)	(599)	48	1,975	121
Income before interest expense, reorganization items and income taxes	66,521	92,335	155,248	169,952
Interest expense	(20,552)	(28,931)	(43,211)	(57,500)
Income before reorganization items and income taxes	45,969	63,404	112,037	112,452
Reorganization items, net	(860)	(1,437)	17,050	(4,924)
Income before income taxes	45,109	61,967	129,087	107,528
Income tax provision	(15,248)	(3,529)	(48,487)	(6,189)
Net Income	$29,861	$58,438	$80,600	$101,339

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	92,255,692	95,576,283	93,496,651	95,574,356
Diluted - Class A	92,321,359	95,621,824	93,531,462	95,598,518
Basic and Diluted - Class B	826,794	1,320,467	1,073,382	1,320,644

Per Share Amounts:
Basic and Diluted net income - Class A	$0.31	$0.60	$0.84	$1.05
Basic and Diluted net income - Class B	$1.92	$0.60	$2.21	$1.05
Cash dividends declared - Class A	$-	$-	$0.48	$-
Cash dividends declared - Class B	$1.08	$-	$1.56	$-

On December 17, 2015, all shareholders of record of the Company’s Class A and B common stock as of December 3, 2015, received a dividend of one-tenth of one share of Class A common stock for each share of Class A common stock and Class B common stock held by them as of the record date.

On June 13, 2016, the Company effected a one (1) for six (6) reverse stock split and corresponding reduction of the number of authorized shares of common stock, par value $0.01 per share.

In accordance with the relevant accounting guidance, the Company is required to adjust the computations of basic and diluted earnings per share retroactively for all periods presented to reflect the above two changes in capital structure.

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Overseas Shipholding Group, Inc.

Consolidated Balance Sheets

($ in thousands)

	June 30,	December 31,
	2016	2015
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$455,826	$502,836
Restricted cash	5,589	10,583
Voyage receivables	60,902	81,612
Income tax recoverable	1,126	1,664
Other receivables	3,790	7,195
Inventories, prepaid expenses and other current assets	19,681	20,041
Total Current Assets	546,914	623,931

Restricted cash - non current	-	8,989
Vessels and other property, less accumulated depreciation	2,021,500	2,084,859
Deferred drydock expenditures, net	76,117	95,241
Total Vessels, Deferred Drydock and Other Property	2,097,617	2,180,100
Investments in and advances to affiliated companies	344,886	348,718
Intangible assets, less accumulated amortization	47,917	50,217
Other assets	19,865	18,455
Total Assets	$3,057,199	$3,230,410

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$74,725	$91,233
Income taxes payable	1,415	13
Current installments of long-term debt	46,183	63,039
Total Current Liabilities	122,323	154,285
Reserve for uncertain tax positions	2,542	2,520
Long-term debt	1,070,728	1,223,224
Deferred income taxes	253,843	208,195
Other liabilities	59,785	61,698
Total Liabilities	1,509,221	1,649,922

Equity:
Total Equity	1,547,978	1,580,488
Total Liabilities and Equity	$3,057,199	$3,230,410

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Overseas Shipholding Group, Inc.

Consolidated Statements of Cash Flows

($ in thousands)

	Six Months Ended June 30,
	2016	2015
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net Income	$80,600	$101,339
Items included in net income not affecting cash flows:
Depreciation and amortization	85,675	74,988
Amortization of debt discount and other deferred financing costs	6,311	5,119
Compensation relating to restricted stock/stock unit and stock option grants	2,244	981
Deferred income tax provision/(benefit)	45,666	2,269
Undistributed earnings of affiliated companies	(20,441)	(19,056)
Reorganization items, non-cash	327	812
Other – net	(842)	549
Items included in net income related to investing and financing activities:
Gain on disposal of vessels and other property, net	(45)	(1,073)
Gain on repurchase of debt	(1,511)	-
Payments for drydocking	(7,103)	(25,394)
Bankruptcy claim payments	(7,136)	(3,436)
Deferred financing costs paid for loan modification	-	(6,187)
Changes in operating assets and liabilities	20,095	8,710
Net cash provided by operating activities	203,840	139,621
Cash Flows from Investing Activities:
Change in restricted cash	13,982	100,933
Expenditures for vessels and vessel improvements	(81)	(440)
Proceeds from disposal of vessels and other property	-	7,757
Expenditures for other property	(279)	(69)
Investments in and advances to affiliated companies	(987)	(1,506)
Repayments of advances from affiliated companies	18,500	17,000
Net cash provided by investing activities	31,135	123,675
Cash Flows from Financing Activities:
Cash dividend paid	(31,910)	-
Payments on debt	(64,641)	(6,257)
Extinguishment of debt	(109,046)	-
Repurchases of common stock and common stock warrants	(76,388)	-
Net cash used in financing activities	(281,985)	(6,257)
Net (decrease)/increase in cash and cash equivalents	(47,010)	257,039
Cash and cash equivalents at beginning of year	502,836	389,226
Cash and cash equivalents at end of period	$455,826	$646,265

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Overseas Shipholding Group, Inc.

Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provides a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three months ended June 30, 2016 and the comparable period of 2015. Revenue days in the quarter ended June 30, 2016 totaled 6,536 compared with 6,554 in the prior year quarter. A summary fleet list by vessel class can be found later in this press release.

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
	Spot	Fixed	Total	Spot	Fixed	Total
International Crude Tankers
ULCC
Average TCE Rate	$—	$44,850		$—	$39,000
Number of Revenue Days	—	91	91	—	91	91
VLCC
Average TCE Rate	$46,983	$40,127		$50,586	$—
Number of Revenue Days	443	271	714	676	—	676
Aframax
Average TCE Rate	$23,488	$—		$34,792	$—
Number of Revenue Days	636	—	636	631	—	631
Panamax
Average TCE Rate	$20,123	$21,134		$28,211	$15,204
Number of Revenue Days	406	263	669	354	354	708
Other Intl. Crude Tankers Revenue Days[1]	11	—	11	—	—	—
Total Intl. Crude Tankers Revenue Days	1,496	625	2,121	1,661	445	2,106
International Product Carriers
LR2
Average TCE Rate	$21,740	$—		$25,756	$—
Number of Revenue Days	91	—	91	91	—	91
LR1
Average TCE Rate	$21,058	$21,320		$29,205	$15,922
Number of Revenue Days	86	257	343	91	273	364
MR
Average TCE Rate	$14,692	$11,528		$18,469	$5,294
Number of Revenue Days	1,630	182	1,812	1,809	91	1,900
Total Intl. Product Carriers Revenue Days	1,807	439	2,246	1,991	364	2,355
U.S. Flag
Jones Act Handysize Product Carriers
Average TCE Rate	$26,483	$64,830		$—	$64,673
Number of Revenue Days	24	1,057	1,081	—	1,054	1,054
Non-Jones Act Handysize Product Carriers
Average TCE Rate	$30,492	$17,556		$27,328	$15,472
Number of Revenue Days	125	57	182	166	2	168
ATBs
Average TCE Rate	$—	$37,054		$—	$37,995
Number of Revenue Days	—	724	724	—	697	697
Lightering
Average TCE Rate	$76,555	$—		$95,272	$—
Number of Revenue Days	182	—	182	174	—	174
Total U.S. Flag Revenue Days	331	1,838	2,169	340	1,753	2,093
Total Revenue Days	3,634	2,902	6,536	3,992	2,562	6,554

1 Other International Crude Tankers revenue days consists of the company’s International Flag Lightering full service revenue days for the quarters ended June 30, 2016 and June 30, 2015.

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Overseas Shipholding Group, Inc.

Fleet Information

As of June 30, 2016, OSG’s owned and operated fleet totaled 79 International Flag and U.S. Flag vessels (62 vessels owned and 17 chartered-in) compared with 79 at December 31, 2015. Those figures include vessels in which the Company has a partial ownership interest through its participation in joint ventures.

	Vessels Owned		Vessels Chartered-in		Total at June 30, 2016
Vessel Type	Number	Weighted by Ownership	Number	Weighted by Ownership	Total Vessels	Vessels Weighted by Ownership	Total Dwt[2]
Operating Fleet
FSO	2	1.0	—	—	2	1.0	873,916
VLCC and ULCC	9	9.0	—	—	9	9.0	2,875,775
Aframax	7	7.0	—	—	7	7.0	787,859
Panamax	8	8.0	—	—	8	8.0	555,504
International Flag Crude Tankers	26	25.0	—	—	26	25.0	5,093,054

LR2	1	1.0	—	—	1	1.0	109,999
LR1	4	4.0	—	—	4	4.0	297,710
MR	13	13.0	7	7.0	20	20.0	955,968
International Flag Product Carriers	18	18.0	7	7.0	25	25.0	1,363,677

Total Int’l Flag Operating Fleet	44	43.0	7	7.0	51	50.0	6,456,731

Handysize Product Carriers [1]	4	4.0	10	10.0	14	14.0	664,490
Clean ATBs	8	8.0	—	—	8	8.0	226,064
Lightering ATBs	2	2.0	—	—	2	2.0	91,112
Total U.S. Flag Operating Fleet	14	14.0	10	10.0	24	24.0	981,666

LNG Fleet	4	2.0	—	—	4	2.0	864,800 cbm
Total Operating Fleet	62	59.0	17	17.0	79	76.0	7,438,397 and 864,800 cbm

1 Includes two owned shuttle tankers, one chartered in shuttle tanker and two owned U.S. Flag Product Carriers that trade internationally.

2 Total Dwt is defined as the total deadweight of all 79 vessels.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(1) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

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Overseas Shipholding Group, Inc.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2016	2015	2016	2015
TCE revenues	$215,695	$235,203	$452,617	$456,845
Add: Voyage Expenses	5,751	10,284	12,585	22,184
Shipping revenues	$221,446	$245,487	$465,202	$479,029

(2) EBITDA and Adjusted EBITDA

EBITDA represents net income before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2016	2015	2016	2015
Net Income	$29,861	$58,438	$80,600	$101,339
Income tax provision	15,248	3,529	48,487	6,189
Interest expense	20,552	28,931	43,211	57,500
Depreciation and amortization	42,592	37,869	85,675	74,988
EBITDA	108,253	128,767	257,973	240,016
Technical management transition costs	-	-	-	40
Severance and relocation costs	-	-	-	5
(Gain)/loss on disposal of vessels and other property	112	-	(45)	(1,073)
(Gain)/loss on repurchase of debt	871	-	(1,461)	(12)
Other costs associated with repurchase of debt	-	-	217	-
Reorganization items, net	861	1,437	(17,049)	4,924
Adjusted EBITDA	$110,096	$130,204	$239,634	$243,900

(3) Total Cash

($ in thousands)	June 30, 2016	December 31, 2015

Cash and cash equivalents	$455,826	$502,836
Restricted cash	5,589	19,572
Total Cash	$461,415	$522,408

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